UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2019

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2019, Evofem Biosciences, Inc. (the “Company”) entered into an Office Lease (the “New Lease”) with Kilroy Realty, L.P. (“Landlord”) for the lease of approximately 24,474 rentable square feet of office space located on the 6th floor of 12400 High Bluff Drive, San Diego, California 92130 (the “Premises”), which is the current location of the Company’s principal executive offices. The Premises includes a portion of the approximately 15,784 rentable square feet of office space currently subleased by Evofem, Inc., a wholly owned subsidiary of the Company, from Relational Investors LLC pursuant to an Office Sublease (the “Sublease”) dated January 30, 2015. The Sublease is scheduled to expire in accordance with its terms on March 31, 2020. The term of the New Lease is expected to commence on April 1, 2020 (the “Commencement Date”) and to expire September 30, 2025, unless terminated earlier in accordance with its terms. The base rent under the New Lease will be approximately $4.90 per rentable square foot per month for the first year, during which the base rent will be calculated using a deemed area of 15,784 rentable square feet. After the first year, the base rent will be calculated using the entire rentable area of the Premises. The monthly base rental rate will be increased by 3% on each anniversary of the Commencement Date of the New Lease. In addition to the base rent, the Company will also be responsible for the payment of additional rent to cover the Company’s share of the Landlord’s annual operating and tax expenses for the building. The Company will also be required to provide the Landlord with a $750,000 security deposit, which the Company expects to provide in the form of a letter of credit. The Landlord has agreed to provide the Company with a tenant improvement allowance of $30 per rentable square foot.
The Company has a right to extend the term of the New Lease for an additional five years at a base rent equal to the then fair market value rent, and the Company also has a right of first refusal with respect to the remainder of the 6th floor, which consists of approximately 10,000 square feet of additional rentable space.
The foregoing descriptions of the New Lease and the Sublease are not complete, and are qualified in their entirety by the full text of the New Lease, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The full text of the Sublease was filed as Exhibit 10.54 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 15, 2017, each of which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: October 11, 2019	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer